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                                                                      Exhibit 21


                        PACIFICARE HEALTH SYSTEMS, INC.

                             LIST OF SUBSIDIARIES


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NAME OF SUBSIDIARY                                STATE OF INCORPORATION/PARTNERSHIP
------------------                                ----------------------------------
California Dental Health Plan                                 California
Covantage, Inc.                                                 Delaware
CRM Insurance Services, Inc.                                  California
Dental Plan Administrators                                    California
FHP Financial Corporation                                       Delaware
FHP International Corporation                                   Delaware
FHP of Colorado, Inc.                                           Colorado
FHP of Tennessee, Inc.                                         Tennessee
FHP Reinsurance Limited                                          Bermuda
Great States Administrators, Inc.                               Delaware
Great States Insurance Company                                California
Health Maintenance Life, Inc.                                       Guam
Oregon Health Management Company                              California
PacifiCare Administrative Services, Inc.                      California
PacifiCare Behavioral Health of California, Inc.                Delaware
PacifiCare Behavioral Health, Inc.                              Delaware
PacifiCare Benefit Administrators, Inc.                       Washington
PacifiCare Credentialing, Inc.                                California
PacifiCare Dental of Colorado, Inc.                             Colorado
PacifiCare Health Option, Inc.                                      Utah
PacifiCare Health Plan Administrators, Inc.                      Indiana
PacifiCare Life and Health Insurance Company                     Indiana
PacifiCare Life Assurance Company                             California
PacifiCare Life Insurance Company                                Arizona
PacifiCare Military Health Systems, Inc.                        Delaware
PacifiCare of Arizona, Inc.                                      Arizona
PacifiCare of California                                      California
PacifiCare of Nevada, Inc.                                        Nevada
PacifiCare of Ohio, Inc.                                            Ohio
PacifiCare of Oklahoma, Inc.                                    Oklahoma
PacifiCare of Oregon, Inc.                                        Oregon
PacifiCare of Texas, Inc.                                          Texas
PacifiCare of Utah, Inc.                                            Utah
PacifiCare of Washington, Inc.                                Washington
PacifiCare Operations, Inc.                                     Delaware
PacifiCare Pharmacy Centers, Inc.                             California
PacifiCare Ventures, Inc.                                     California
PacifiClinic Company                                              Oregon
PC-CWD Vista Associates                                       California
Providers Protective Insurance Company                              Guam
Secure Horizons USA, Inc.                                     California
TakeCare Insurance Company                                      Colorado
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